Exhibit 10.1

                                 ASSIGNMENT AND ASSUMPTION AGREEMENT

PARTIES:                                Columbia Bancorp                                                             (“Assignor”)

                                                925 SW Emkay Drive, Suite 200

                                                Bend, OR  97702

                                                Columbia Bancorp Liquidating Trust                                     ("Assignee")

Terry L. Cochran and Donald T. Mitchell, Trustees

                                                61667 Tam McArthur Loop

                                                Bend, OR  97702

DATED:                                   December 22, 2010

I.                   RECITALS

            A.        Assignor is an Oregon business corporation in liquidation.  Assignee is an Oregon trust formed for the purpose of receiving all of the assets of the Assignor, satisfying all remaining liabilities of the Assignor, and distributing the net assets, if any, to the beneficiaries of Assignee.

            B.         This Assignment and Assumption Agreement is entered into in conjunction with that certain Plan of Liquidation adopted by Assignor as of December 7, 2010 (the “Plan”), and the related Liquidating Trust Agreement, dated as of December 7, 2010, by and among the parties hereto (the “Trust Agreement”).  Capitalized terms herein have the meaning given them in the Plan of Liquidation, unless the context otherwise requires.

            C.        In connection with the dissolution and liquidation of Assignor in accordance with the Plan of Liquidation, the parties wish to provide for the final distribution of corporate assets of Assignor through assignment to Assignee of all of Assignor's assets and assumption by Assignee of all of Assignor’s liabilities as of December 28, 2010 (the “Liquidation Date”).

II.                AGREEMENT

            In consideration of the mutual covenants, terms and conditions set forth herein and in the Plan and Trust Agreement, the parties agree as follows:

            1.         ASSIGNMENT TO ASSIGNEE.

                        Assignor hereby transfers and assigns to Assignee all of Assignor's right, title and interest in Assignors assets existing as of the Liquidation Date, subject to the Assignor’s outstanding liabilities,  if any.  .

            2.         ACCEPTANCE AND ASSUMPTION BY ASSIGNEE.

                        Assignee hereby accepts the assignment and assumes, from and after the date hereof, all of Assignor's liabilities and obligations existing as of the Liquidation Date.

            3.         FINAL LIQUIDATION OF ASSIGNOR.

                        Consummation of the assignment and assumption contemplated by this Agreement shall constitute a complete liquidation of Assignor; all outstanding shares of Assignor’s capital stock shall be cancelled as of the Liquidation Date and converted into beneficial interests in the Assignee as provided in the Plan and the Trust Agreement, and all rights of the holders thereof shall then be extinguished.

            4.         MISCELLANEOUS PROVISIONS

                        4.1       Binding Effect; Benefits.  This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                        4.2       Headings.  The section and other headings contained in this Agreement are for reference purposes only and will not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

                        4.3       Counterparts. This Agreement may be executed in any number of counterparts.  It is not necessary that all parties sign all or any one of the counterparts but each party must sign at least one counterpart for this Agreement to be effective.

                        4.4       Governing Law.  This Agreement governed by and construed in accordance with the laws of the State of Washington applicable to contracts made and to be performed entirely within the State of Oregon.

            IN WITNESS WHEREOF, this Assignment Agreement has been executed by the parties hereto, as of the day and year first above written.

            Assignor:                                  Columbia Bancorp

                                                            By:       /s/Terry L. Cochran

                                                                        Terry L. Cochran, Chief Executive Officer

            Assignee:                                  Columbia Bancorp Liquidating Trust

                                                            By:       /s/Terry L. Cochran

                                                                        Terry L. Cochran, Trustee